Exhibit 21.1
Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary		Jurisdiction of Formation

1.	Cadbury Aguas Minerales, S.A. de C.V.	Mexico
2.	Cadbury Bebidas, S.A. de C.V.	Mexico
3.	Cadbury Servicios, S.A. de C.V.	Mexico
4.	Cadbury Servicios Comerciales, S.A. de C.V.	Mexico
5.	Comercializadora de Bebidas, S.A. de C.V.	Mexico
6.	Compañía Exportadora de Aguas Minerales, S.A. de C.V.	Mexico
7.	Distribuidora Anahuac, S.A. de C.V.	Mexico
8.	Distribuidora de Aguas Minerales, S.A. de C.V.	Mexico
9.	Embotelladora Balseca, S.A. de C.V.	Mexico
10.	Embotelladora Mexicana de Agua, S.A. de C.V.	Mexico
11.	Embotelladora Orange Crush, S.A.	Mexico
12.	Industria Embotelladora de Bebidas Mexicanas, S.A. de C.V.	Mexico
13.	Manantiales Peñafiel, S.A. de C.V.	Mexico
14.	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
15.	Snapple Europe Limited	England
16.	A&W Concentrate Company	Delaware
17.	Am Trans, Inc.	Illinois
18.	Beverage Management, Inc.	Michigan
19.	Cadbury Adams Finance Corp.	Delaware
20.	Cadbury Beverages Delaware, Inc.	Delaware
21.	Cadbury Beverages Inc.	Delaware
22.	Cadbury Schweppes Americas Beverages, Inc.	Delaware
23.	Cadbury Schweppes Bottling Group, Inc.	Delaware
24.	Cadbury Schweppes SBS, Inc.	Delaware
25.	Dr Pepper Bottling Company of Texas	Delaware
26.	Dr Pepper Bottling of Spokane, Inc.	Washington
27.	Dr Pepper Company	Delaware
28.	Dr Pepper/Seven Up Beverage Sales Company	Texas

Name of Subsidiary		Jurisdiction of Formation

29.	Dr Pepper/Seven Up Manufacturing Company	Delaware
30.	Dr Pepper/Seven Up, Inc.	Delaware
31.	Juice Guys Care, Inc.	Massachusetts
32.	Mott’s General Partnership	Nevada
33.	Mott’s LLP	Delaware
34.	Nantucket Allserve, Inc.	Massachusetts
35.	Pacific Snapple Distributors, Inc.	California
36.	Royal Crown Company, Inc.	Delaware
37.	Seven-Up / RC Bottling Company, Inc.	Delaware
38.	Seven-Up Bottling Company of San Francisco	California
39.	Snapple Beverage Corp.	Delaware
40.	Snapple Distributors, Inc.	Delaware
41.	Southeast-Atlantic Beverage Corporation	Florida
42.	The American Bottling Company	Delaware
43.	Aguas Minerales International Investments B.V.	Netherlands
44.	Bebidas Americas Investments B.V.	Netherlands
45.	Americas Beverages Management GP	Nevada
46.	Beverage Investments LLC	Delaware
47.	Cadbury Schweppes Americas Employee Relief Fund	Texas
48.	Cadbury Schweppes Americas Inc.	Delaware
49.	Cadbury Schweppes Americas Investments Inc.	Delaware
50.	Cadbury Schweppes Finance, Inc.	Delaware
51.	Cadbury Schweppes Holdings (U.S.)	Nevada
52.	CBI Holdings Inc.	Delaware
53.	International Beverage Investments GP	Delaware
54.	International Investments Management LLC	Delaware
55.	MSSI LLC	Delaware
56.	Berkeley Square US, Inc.	Delaware
57.	Nuthatch Trading US, Inc.	Delaware
58.	High Ridge Investments US, Inc.	Delaware

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